Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Heliogen, Inc. of our report dated March 29, 2023 relating to the financial statements, which appears in Heliogen, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
April 6, 2023